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                                                                       EXHIBIT 5

                   [MORGAN, LEWIS & BOCKIUS LLP LETTERHEAD]



February 27, 1998

Integrated Circuit Systems, Inc.
2435 Boulevard of the Generals
Norristown, PA  19403

Re:  Integrated Circuit Systems, Inc.
     Registration Statement on Form S-3
     ----------------------------------

Ladies and Gentlemen:

As counsel to Integrated Circuit Systems, Inc., a Pennsylvania corporation (the "Company"), we have assisted in the preparation of the subject Registration Statement on Form S-3, as amended (the "Registration Statement"), to be filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), relating to the public offering of up to 608,504 shares (the "Shares") of the Company's Common Stock, no par value, to be sold by the individuals listed as the selling shareholders in the Registration Statement (the "Selling Shareholders").

In rendering the opinion set forth below, we have reviewed (a) the Registration Statement; (b) the Company's Articles of Incorporation and Bylaws; (c) certain records of the Company's corporate proceedings as reflected in its minute books; and (d) such records, documents, statutes and decisions as we have deemed relevant. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with the original of all documents submitted to us as copies thereof.

Our opinion set forth below is limited to the Pennsylvania Business Corporation Law.

Based upon the foregoing, we are of the opinion that the Shares are validly issued, fully paid and nonassessable.

We hereby consent to the use of this opinion as Exhibit 5 to the Registration Statement and to the reference to our firm under the heading "Legal Matters" in the Registration Statement. In giving such opinion, we do not thereby admit that we are acting within the category of persons whose consent is required under Section 7 of the Act or the rules or regulations of the Securities and Exchange Commission thereunder.

Very truly yours,

/s/  Morgan, Lewis & Bockius LLP